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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated November 1, 1996, except as to Note 1 which is as of September 25, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. for the year ended August 31, 1995 and the three months ended November 30, 1995 incorporated by reference in its Current Report (Form 10-K) dated March 16, 1998, filed with the Securities and Exchange Commission.

We also consent to the use of our report dated October 21, 1997 with respect to the consolidated financial statements of Dreco Energy Services Ltd. for the twelve months ended November 30, 1996 included in the Current Report
(Form 10-K) of National-Oilwell, Inc. dated March 16, 1998 filed with the Securities and Exchange Commission.


                                     Coopers & Lybrand
                                     Chartered Accountants



Edmonton, Alberta
March 13, 1998